Exhibit 99.1

Cyclo Therapeutics Announces Pricing of $12.5 Million Public Offering

Transaction Includes Uplisting to Nasdaq and Reverse Stock Split

Gainesville, FL – (Businesswire) –December 9, 2020 – Cyclo Therapeutics, Inc. (“Cyclo Therapeutics” or the “Company”) (NasdaqCM:CYTH, CYTHW), a clinical stage biotechnology company developing a cyclodextrin platform for the treatment of Neurodegenerative Diseases, including their lead candidate (Trappsol® Cyclo™) in the treatment of Niemann-Pick Disease Type C (NPC), today announced the pricing of its underwritten public offering of 2,500,000 units at a price to the public of $5.00 per unit. Each unit issued in the offering consists of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $5.00. The common stock and warrants will be issued separately. The common stock and warrants are expected to begin trading on the Nasdaq Capital Market on December 9, 2020, under the symbols “CYTH” and “CYTHW,” respectively. Cyclo Therapeutics expects to receive gross proceeds of $12.5 million, before deducting underwriting discounts and commissions and other estimated offering expenses. Concurrent with the offering, the Company is effectuating a reverse split of its issued and outstanding common stock at a ratio of 1-for-100, which became effective following the close of trading on Tuesday, December 8, 2020. The share numbers and pricing information in this release are adjusted to reflect the impact of the reverse stock split.

Cyclo Therapeutics has granted the underwriters a 45-day option to purchase up to an additional 375,000 shares of common stock and/or an additional 375,000 warrants at the public offering price to cover over-allotments, if any. The offering is expected to close on December 11, 2020, subject to customary closing conditions.

Maxim Group LLC is acting as sole book-running manager for the offering.

The offering is being conducted pursuant to the Company's registration statement on Form S-1 (File No. 333-249136), as amended, previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cyclo Therapeutics:

Cyclo Therapeutics, Inc. is a clinical-stage biotechnology company that develops cyclodextrin-based products for the treatment of Niemann-Pick Disease Type C and Alzheimer’s Disease. The company’s Trappsol® Cyclo™, an orphan drug designated product in the United States and Europe, is the subject of three ongoing formal clinical trials for Niemann-Pick Disease Type C, a rare and fatal genetic disease, (ClinicalTrials.gov NCT02939547, NCT02912793 and NCT03893071). The company is planning an early phase clinical trial using Trappsol® Cyclo™ intravenously in Alzheimer’s Disease based on encouraging data from an Expanded Access program for late-onset Alzheimer’s Disease (NCT03624842). Additional indications for the active ingredient in Trappsol® Cyclo™ are in development. For additional information, visit the company’s website: www.cyclotherapeutics.com

Safe Harbor Statement:

This press release contains “forward-looking statements” about the company’s current expectations about future results, performance, prospects and opportunities, including, without limitation, statements regarding the satisfaction of closing conditions relating to the offering and the anticipated use of proceeds from the offering. Statements that are not historical facts, such as “anticipates,” “believes” and “expects” or similar expressions, are forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results in future periods to differ materially from what is expressed in, or implied by, these statements. The factors which may influence the company’s future performance include the company’s ability to obtain additional capital to expand operations as planned, success in achieving regulatory approval for clinical protocols, enrollment of adequate numbers of patients in clinical trials, unforeseen difficulties in showing efficacy of the company’s biopharmaceutical products, success in attracting additional customers and profitable contracts, and regulatory risks associated with producing pharmaceutical grade and food products. These and other risk factors are described from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s reports on Forms 10-K and 10-Q. Unless required by law, the company assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

Investor/Media Contact:
Jeffrey L. Tate, Ph.D., COO

Cyclo Therapeutics, Inc.

jeff@cyclodex.com

+1 (386) 418-8060